Exhibit 99.P

SUBSCRIPTION AGREEMENT

eCONTENT, INC.

SUBSCRIPTION AGREEMENT

eContent, Inc.

105 S. Narcissus Street, Suite 701

West Palm Beach, Florida 33401

Sir or Madam:

The undersigned desires to become a stockholder of eContent, Inc., a Delaware corporation (the “Company”), and hereby irrevocably subscribes for shares (“Shares”) of the Company’s Common Stock (“Common Stock”) at a purchase price of $1.00 per share. In connection with this offer to purchase a Common Stock, the undersigned subscriber represents and acknowledges as follows:

1.	Receipt of Confidential Offering Memorandum.

The undersigned hereby acknowledges receipt of one copy of the Confidential Offering Memorandum for the Company, dated March 6, 2000 (the “Memorandum”) and the Exhibits referred to therein. All of the terms and provisions of the Memorandum are incorporated herein by reference and the undersigned confirms that he has read the same.

2.	Subscription for a Limited Common Stock.

The undersigned hereby subscribes for and agrees to purchase 25,000 Shares and irrevocably tenders this Subscription Agreement, together with (a) a check or a wire transfer in the amount of $25,000 representing payment of the Subscription, and (b) the other applicable investor documents included in the Subscription Booklet.

3.	Acceptance of Subscription.

It is understood and agreed that the Company, in its sole discretion and for any reason whatsoever, shall have the right to accept or reject this Subscription, in whole or in part, and that the same shall be deemed to be accepted by the Company only when it is signed by an officer of the Company. All funds will be held in escrow with Northern Trust Bank of Florida until such time as subscriptions for at least $1,000,000 or 1,000,000 shares have been received.

4.	Representations and Warranties of the Subscriber.

The undersigned subscriber hereby represents and warrants to the Company as follows:

4.1     I have been furnished and have carefully read the Memorandum, and I am satisfied that I have received information with respect to all matters that I consider material to my decision to make this investment.

4.2     I have relied solely upon the Memorandum and Exhibits thereto and upon independent investigations made by me or my representatives in making my decision to purchase the Common Stock hereby subscribed for. No other representations, warranties or favorable descriptive statements about the business of the Company or the Shares therein have been made to the undersigned.

4.3     I am aware that the fundamental risks and possible financial hazards of purchasing the Common Stock hereby subscribed for are described in the “Risk Factors” section set forth in the Memorandum, and I have carefully considered all of them.

4.4     I fully understand the nature of the risks involved in purchasing equity securities and am qualified by my own experience to evaluate investments of this type, or have relied upon the advice of someone so qualified. I have relied upon my own knowledge of the Federal tax matters related to my investment or upon the advice as to such matters of someone appropriately qualified whom I have retained to advise me as to such matters in light of my personal situation.

4.5     I am aware that an investment in the Company involves considerable risks not associated with other investments, including without limitation, risks relating to the trading strategies and techniques to be employed by the Company.

4.6     I acknowledge and understand the desirability of diversifying my investments by not placing a disproportionate portion of my assets in any one investment. I represent that the portion of my assets which I propose to invest in the Company is appropriate in light of my need for liquidity, my investment goals and other relevant factors.

4.7     I am aware of my inability to readily liquidate my investment in the case of an emergency. In view of such facts, I acknowledge that I have adequate means of providing for my current needs, anticipated future needs and possible contingencies, acknowledge and understand that the Common Stock being purchased by me has not been registered under the Securities Act of 1933, as amended (the “Act”), and that the offering and sale of the Shares are intended to be exempt from such registration by virtue of the provisions of section 4(2) thereof. I also understand that the Common Stock being purchased by me has not been registered under applicable state securities or “Blue Sky” laws. I agree not to make any sale, transfer or other disposition of any such Common Stock unless registered under the Act and other applicable state securities or “Blue Sky” laws or unless an exemption from such registration is available. I understand that there is no resale market for the Shares, and the Company is not required or does not intend to register the Shares under the Act.

4.8     I understand that no state or other governmental authority has made any finding or determination relating to the fairness of an investment in the Company.

4.9     I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of this investment.

4.10    Check the applicable box below to select the category of “accredited investor” for purposes of Regulation D adopted by the Securities and Exchange Commission pursuant to the Act. An “accredited investor” is any person who:

______	(i)	Any executive officer or director of the Company;

______	(ii)	An individual having an individual net worth or a joint net worth with spouse at the time of purchase in excess of US$1,000,000;

______	(iii)	An individual whose net income was in excess of US$200,000 in each of the two most recent years, or whose joint income with spouse was in excess of US$300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

______	(iv)	A corporation, trust or partnership with total assets in excess of US$5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities);

X	(v)	is an entity all of the equity owners of which meet the conditions set forth in (i) or (ii) above; or

______	(vi)	is otherwise an “accredited investor” within the meaning of Regulation D, Rule 501(a)(1), (2) or (3) (certain institutional investors).

4.11     I am making my investment for my own account and not for the account of others, I am not acquiring the Common Stock with a view to its distribution and I have no present intention of reselling the Shares acquired by me.

4.12     If the undersigned is a corporation, partnership, trust or other entity, it is authorized and qualified to become a stockholder in, and authorized to make its subscription; it has not been formed for the purpose of becoming a stockholder in the Company (unless otherwise described in a letter attached hereto); and the person(s) signing this Subscription Agreement on behalf of such entity has (have) been duly authorized by such entity to do so.

4.13     During the course of the offering of the Shares, I have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the terms and conditions of a proposed investment in the Company and I have also had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about the Company.

4.14     I hereby acknowledge that I will not be permitted to sell or otherwise transfer the Shares until the registration statement is declared effective or with the Placement Agent’s prior approval.

5.     Registration Rights. At such time as the Company files with the SEC a registration statement on Form SB-2 or any other applicable form (the “Registration Statement”), but no later than nine months following the final Closing Date, the Registration Statement shall cover the resale of the Shares. The Company shall use its best efforts to cause the Registration Statement to be declared effective as promptly as possible.

    In conjunction with any registration statement the Company will do the following:

(a)     Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement and take such other reasonable action as may be necessary to keep the Registration Statement effective until the earlier of the (i) public sale of the Shares or (ii) the Shares becoming capable of full and complete public sale without registration under the Securities Act and to comply with the provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder;

(b)     Notify the Holder, after becoming aware thereof when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(c)     Furnish promptly to the Holder such reasonable number of copies of a prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate their disposition of any Shares;

(d)     It shall be a condition precedent to the obligations of the Company to the Holder to take any action pursuant to this Section that the Holder shall furnish to the Company such information regarding the Holder, the Shares, and other shares of the Company’s Common Stock held by the Holder and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Shares and shall execute such documents in connection with such registration as the Company may reasonably request.

(e)     All expenses incurred by the Company in complying with this section, including, without limitation, registration and filing fees, fees and expenses of complying with state securities and Blue Sky laws, printing expenses, and fees and disbursements of the Company’s counsel and accountants, shall be paid by the Company. All selling commissions applicable to the disposition of the Shares shall not be borne by the Company but shall he borne by the Holder.

If in the written opinion of the Company’s managing underwriter, if any, for such offering, the inclusion of all or a portion of the Shares requested to be registered, when added to the securities being registered by the Company or any other selling shareholder, will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Shares requested to be registered as required by the managing underwriter.

If securities are proposed to be offered for sale pursuant to such registration statement by other security holders of the Company and the total number of securities to be offered by the Holders of the Shares and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Shares to be offered by the Holders pursuant to such registration statement shall equal the number which bears the same ratio to the maximum number of securities as are included in the registration statement (including those of the Holders) as the original number of Shares proposed to be sold by the Holders bears to the total original number of securities proposed to be offered by the Holders and the other selling security holders. In such event the Company shall give the Holder prompt notice of the number of Shares excluded.

(f)     Whenever a Registration Statement relating to the Shares is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such Registration Statement, or amendment or supplement thereto (such holder being hereinafter called the “Distributing Holder”), its officers and directors, and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such Registration Statement or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will promptly reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said Registration Statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue statement of any material fact contained in said Registration Statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or omission was made in said Registration Statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will promptly reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section.

In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

6.     Indemnification. I understand and acknowledge that the Company is relying on the representations, warranties and agreements made by the undersigned to the Company herein and in the Purchaser Questionnaire, and, accordingly, the undersigned hereby indemnifies the Company and its officers and directors and holds the Company and persons harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’

fees, to which they may be put or which they may incur in connection with any misrepresentation made by the undersigned with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement or the Purchaser Questionnaire, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein.

7.     Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives; successors and assigns; provided that neither party shall be entitled to make any assignment of his or its rights hereunder without the prior consent of the other party.

8.     Governing Law. This Subscription Agreement shall be governed by and construed according to the laws of the State of Florida.

9.     Further Assurances. The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Subscription Agreement.

10.     Article Headings. The article headings contained in this Subscription Agreement are for reference purposes and shall not affect the meaning or interpretation of this Subscription Agreement.

     Subscriber is (circle one):

     (a)     an individual

     (b)     a corporation

        X       (c)     a partnership

     (d)     joint tenants with right of survivorship

     (e)     tenants in common

     (f)     tax-exempt organization

     (g)     as custodian, trustee or agent for

11.     Foreign Person. (check one)

                      The undersigned hereby certifies that he is not a “foreign person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code and agrees to notify the Company prior to becoming a foreign person as so defined, A “foreign person” is a person who is not a citizen or resident of the United States.

                      The undersigned hereby certifies that he is a “foreign person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

12.     ERISA. With respect to each Subscriber subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), the following additional representations shall apply:

(a)     The Subscriber has consulted its own counsel as to the legality of making an investment in the Company and the appropriateness of such an investment under ERISA.

(b)     The Subscriber’s investment in the Company(i) has been approved by the appropriate person authorized to make investment decisions with respect to that portion of the Subscriber’s assets to be invested in the Company.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement, this 20 day of April, 2000.

/s/ Christopher P. Baker	04-3234872

Subscriber Signature	SS No. or Fed. Employer I.D. No.

C.P. Baker Venture Fund I

Print Name

c/o C.P. Baker & Co.
120 Boylston Street; Suite 800
Boston, MA 02116

Address

Residential Address

(617) 423-1080

Telephone Number

ACCEPTED:

eContent, Inc.,

By: